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                           EXHIBIT 5


                         March 5, 1997



    Tyson Foods, Inc.
    2210 West Oaklawn Drive
    Springdale, Arkansas  72762-6999

        Re: Registration Statement on Form S-8
            Tyson Foods, Inc.
            Retirement Savings Plan

    Ladies and Gentlemen:

         We have served as counsel for Tyson Foods, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 6,000,000 shares (the "Shares") of Class A common stock, $.10 par value, of the Company, to be issued and sold by the Company upon the exercise of options granted and to be granted pursuant to the Tyson Foods, Inc. Retirement Savings Plan (the "Plan").

         We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the grants of securities pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

         We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware.

         Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

        1.  The Shares have been duly authorized; and

        2.  Upon  the  issuance and delivery of  the  Shares  and  the
        receipt  of     payment therefor as provided in  the  Plan  and  as
        contemplated by the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.




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Tyson Foods, Inc.
    March 5, 1997
    Page -2-



        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                             Very truly yours,



                          POWELL, GOLDSTEIN, FRAZER & MURPHY, LLP










































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